Exhibit (8)(a)(6)(aii)

SECOND AMENDMENT TO AMENDED AND RESTATED PARTICIPATION

AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV and Variable Insurance Products Fund V, (each referred to as the “Fund”), each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and Fidelity Distributors Company LLC (the “Underwriter”), a Massachusetts corporation, entered into a certain amended and restated participation agreement dated April 16, 2010 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of December 2, 2020, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time

(individually and collectively the “Accounts”), the Fund and the Underwriter (collectively, the “Parties”).

RECITALS

WHEREAS, the name of the Company changed from MONY Life Insurance Company of America to Equitable Financial Life Insurance Company of America;

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

SCHEDULE A

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account

Equitable America Variable Account L	All Contracts

Equitable America Variable Account A	All Contracts

Equitable America Variable Account P	All Contracts

Equitable America Variable Account K	All Contracts

Equitable America Variable Account 70A	All Contracts

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